Exhibit 10.38

SECURITY AGREEMENT

      This Security Agreement is made and entered into this 20th day of December 2002, by and between NOVAVAX, INC., a Delaware Corporation, of 8320 Guilford Road, Suite C, Columbia, Maryland 21046, hereinafter referred to as the Borrower and PIDC LOCAL DEVELOPMENT CORPORATION, 2600 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102 hereinafter referred to as the Secured Party, as follows:

      For value received, the Borrower hereby grants to the Secured Party a security interest in the following described property, hereinafter referred to as the Collateral, to wit:

Certain of Borrower’s machinery, equipment, leasehold improvements, appliances, systems, (including HVAC and electrical), improvements, furnishings and fixtures together with all increases, parts, fittings, accessories and attachments as described on Exhibit “A” attached hereto and made a part hereof

      Said Collateral shall secure (1) the payment of a Note dated December 20, 2002 executed and delivered by Borrower to Secured Party in the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00) payable as to principal and interest as therein provided; (2) future advances to be evidenced by like Notes to be made by Secured Party to Borrower at Secured Party’s option; and (3) all liabilities of Borrower to Secured Party now existing or hereinafter incurred, matured or unmatured, direct or contingent, and any renewals and extensions thereof and substitutions therefor.

      This security interest is granted to the Secured Party in consideration of a commercial loan made to Borrower to purchase new machinery and equipment for its business.

      The Collateral is personal property and it is intended that it will remain personal property and will not become, or be deemed, so affixed or related to realty as to be a part thereof. The Collateral is located at 10381 Decatur Road, Philadelphia, Pennsylvania, which is the Borrower’s chief place of business.

      1. Borrower warrants that, except for the security interest hereby granted and prior liens in favor of Secured Party and the Commonwealth of Pennsylvania, the Borrower has, or at acquisition will have, full fee simple title to the Collateral free from any lien, security interest, encumbrance or claim. Borrower warrants that the Collateral is used or bought for the use primarily for business purposes.

      2. Borrower agrees that it:

      A. Will pay Secured Party all amounts payable on the Note mentioned above and all other Notes held by Secured Party as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will perform all terms of said Notes and this or any other security or loan agreement between Borrower and Secured Party;

      B. Will pay as part of the debt hereby secured all amounts, with interest thereon, paid by Secured Party (a) for taxes, levies, insurance, repairs to, or maintenance of the Collateral, and (b) in taking possession of, disposing of or preserving the Collateral after any default;

      C. Will keep the Collateral in good condition and repair, reasonable wear and tear excepted;

      D. Will not permit any of the Collateral to be used primarily for purposes other than business purposes;

      E. Will permit Secured Party and its agents to inspect the Collateral at any time and will immediately advise Secured Party in writing of any change in any of Borrower’s place of business, or the opening of any new place of business;

      F. Will maintain insurance satisfactory to Secured Party upon the Collateral, with provision for payment of losses to Secured Party as its interest may appear, and will upon request of Secured Party deliver all policies for such insurance or evidence thereof to Secured Party;

      G. Will defend the Collateral against the claims and demands of all persons;

      H. Will not (a) permit any liens or security interests to attach to any of the Collateral; (b) permit any of the Collateral to be levied upon under any legal process; (c) dispose of any of the Collateral without the prior written consent of Secured Party; (d) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this agreement; or (e) permit the Collateral to be so affixed or related to realty as to be a part thereof, or to become an accession to other property;

      I. Will obtain, on demand by Secured Party, a release of any claim to an interest in the Collateral from any Mortgagee of the premises on which it is located, and a waiver of any right of distraint against the Collateral from any landlord of such premises;

      J. Will not permit that portion of the Collateral which is designated equipment and machinery to be removed from the above mentioned location without the prior written consent of the Secured Party;

      K. Authorizes Secured Party to file all necessary financing statements required to perfect or renew the lien of Secured Party and will pay for the cost of all original filings and any renewals thereof.

      3. The occurrence of any of the following events will be a default hereunder: (a) failure of the Borrower to perform any of its obligations to Secured Party; (b) the untruth of any warranty or representation made to Secured Party; (c) dissolution, termination of existence, insolvency, business failure, appointment of a receiver, or commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower.

      4. Until default, Borrower may retain possession of the Collateral and use it in any lawful manner not inconsistent with the agreements herein, or with the terms and conditions of any policy of insurance thereon.

      5. In the event of default by Borrower in the performance of any covenant or agreement herein, or in the discharge of any liability to Secured Party, or in the event that any warranty should prove untrue, or in the event Borrower shall be in default under its obligations under a certain Commitment Letter between Borrower and Secured Party dated October 1, 2002 then Secured Party will have all of the rights and remedies of a Secured Party under the Uniform

Commercial Code or other applicable law and all rights provided herein, in the Notes mentioned above, or in any other applicable security or loan agreement, all of which rights and remedies will, to the full extent permitted by law, be cumulative. The waiver of any default hereunder will not be a waiver of any subsequent default.

      6. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Borrower will bind its heirs, executors, administrators, successors and assigns.

      7. This Agreement shall be construed under and in accordance with the Pennsylvania Uniform Commercial Code and other applicable laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, Borrower and Secured Party have executed this Agreement the day and year first above written.

NOVAVAX, INC.

Attest:		By:

	Secretary		Vice President

PIDC LOCAL DEVELOPMENT CORPORATION

Attest:		By:

	Assistant Secretary		Senior Vice President

EXHIBIT “A”

      The “Equipment” — the machinery, equipment and other tangible personal property listed below, and all parts, replacements and/or substitutions, additions and accessions, equipment, tools and operating manuals thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

Type of Equipment	Value	Vendor/Manufacturer	Model No./Serial No.

Bottle Line	$396,184	Liquid Line	10396-802
Capping Machine	$232,000	Arol Model Euro/VP	7237
Mixing System	$1,018,887	W.B. Moore, Inc.	#202006
Packaging System	$749,902	Klockner Medipak, Inc	20020450/20020451